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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation of our report (and to all references to our Firm) included in or made a part of this registration statement.

                                          /s/ Arthur Andersen LLP

San Francisco, California
September 14, 2000